EX-99.906CERT

CERTIFICATIONS

Judson P. Doherty, President and Principal Executive Officer, and Timothy A. Chapman, Treasurer and Principal Financial Officer, of Stadion Investment Trust (the “Registrant”), each certify to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2011 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Stadion Investment Trust	Stadion Investment Trust

/s/ Judson P. Doherty	/s/ Timothy A. Chapman
Judson P. Doherty, President and	Timothy A. Chapman, Treasurer and
Principal Executive Officer	Principal Financial Officer

Date: February 6, 2012	Date: February 6, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Stadion Investment Trust and will be retained by Stadion Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.